Exhibit 10.4

迟令波等十五人
Ziyang’s 15 Shareholders
（转让方） (Transferor)

与 And

China Ziyang Technology Co., Ltd.
（受让方） (Transferee)

关于 Regarding

诸城市紫阳陶瓷有限公司股权
100% membership interest of Zhucheng City Ziyang Ceramics Co., Ltd

股权转让协议
Stock Transfer Agreement

2011年6月29日
June 29, 2011

本股权转让协议（以下简称“本协议”或者“协议”）由以下各方于2011年6月29日在中国山东省诸城市签订：
This Stock Transfer Agreement (“Agreement”) is made as of this 29 day of June, 2011 by and between the following parties in Zhucheng City, Shandong Province, China.

甲方（转让方）Party A (Transferor): the following 15 shareholders：

Shareholder Name	ID #	Investment (RMB)	Investment (US$)	% of Ownership
Lingbo Chi	[ ]	32,600,000	5,015,385	65.2%
Nianzhang Zhao	[ ]	10,500,000	1,615,385	21.0%
Ping Wang	[ ]	5,900,000	907,692	11.8%
Jinfu Li	[ ]	150,000	23,077	0.3%
Liqun Wang	[ ]	150,000	23,077	0.3%
Zhigang Zhang	[ ]	150,000	23,077	0.3%
Ruixiang Wang	[ ]	150,000	23,077	0.3%
Fengren An	[ ]	50,000	7,692	0.1%
Haiming Sun	[ ]	50,000	7,692	0.1%
Hongzheng Xuan	[ ]	50,000	7,692	0.1%
Yumei Liu	[ ]	50,000	7,692	0.1%
Tuijie An	[ ]	50,000	7,692	0.1%
Zhaoxiang Wu	[ ]	50,000	7,692	0.1%
Zhiwu Yu	[ ]	50,000	7,692	0.1%
Zuobing Wang	[ ]	50,000	7,692	0.1%

Total		50,000,000	$7,692,308	100%

乙方（受让方）：CHINA ZIYANG TECHNOLOGY CO., LIMITED
注册地址：香港
代表人：陈茂楠
Party B (Transferee): China Ziyang Technology Co., Ltd. (“CZT”)

Registered in: Hong Kong
Representative: CHAN, Mau Nam

1．转让方是紫阳陶瓷有限公司（以下称“公司”）的股东，拥有公司100%的股权。
Transferor is the 100% ownership shareholder of Ziyang Ceramics Co., Ltd. (hereby refered to as the “Company”).

2．受让方是一家依据香港法律正式组建，并注册于香港的有限公司。
Transferee is a Limited Liability Company established in accordance with the laws of Hong Kong and registered in Hong Kong.

3．转让方和受让方依据《中华人民共和国公司法》、《中华人民共和国外资企业法》以及相关法律的规定，在平等自愿的基础上，经过充分协商，现就转让向受让方转让股权事宜（以下称“股权转让”）订立本协议，以资信守。
In accordance with the Company Law of the People's Republic of China, China Foreign-Invested Corporation Laws and other relevant laws and regulations, on the bases of equality and voluntary, after thorough consultation, the Transferor and the Transferee have come to agreements in regards to the matters of the Transferee’s stock transfers (“Stock Transfer”), thus the establishment of this agreement.

第一条 转让标的
Clause 1                       Target of Transfer
1．	本协议项下转让标的为转让方持有的公司100％的股权及根据中国境内现行法律规定附属于该股权的股东权益，包括但不限于投资收益、股息、未分配利润。
The target of transfer under this agreement is the 100% equity interest of the Company  owned by the Transferor and all shareholder rights in accordance with the provisions of currently existing laws in China, including but not limited to investment income, dividends and undistributed profits.

2．	自股权转让基准日（定义见本协议第四条）起，与该股权相关的一切权利、风险及责任由转让方转移至受让方。
As of the Base Date of the Stock Transfer (as defined in clause 4), all rights, risks, and obligations related to the shares are transferred from the Transferor to the Transferee.

第二条 股权转让价款
Clause 2                                Stock Transfer Price
根据公司注册资本数额，转让方和受让方协商确定，该股权转让的价格应为5000万人民币（大写：五千万元人民币）。

With reference to the Company’s registered capital, the Transferor and the Transferee have consulted and agreed, the price for the Stock Transfer shall be 50,000,000RMB (Fifty Million RMB ).

第三条  股权转让价款的支付方式和期限
Clause 3                                Payment Method and Terms

1.	支付的前提条件：
Prerequisites for payment:

转让方负责办理完成外资股权转让的相关审批和工商行政管理部门的股权转让法律程序, 并由受?梅饺啡瞎就瓿晒扇ㄗ玫羌侨渴中?FONT style="DISPLAY: inline; FONT-FAMILY: Times New Roman">.
The Transferor shall complete all registration and approvals related to foreign-invested stock transfer and all legal procedures relevant to stock transfer with the Industrial and Commercial Administrative Departments, and shall also allow the Transferee to confirm the Company’s completion of all registration procedures for the Stock Transfer.

2.	在转让方完成工商行政管理部门全部手续后180日内, 受让方向转让方指定的银行帐户以等额美元支付全部股权转让对价，或者以各方一致同意的其他方式支付.
Within 180 days after the Transferor’s completion of all registration procedures with the Industrial and Commercial Administrative Departments, the Transferee shall make full payment of the stock transfer price in USD to a bank account designated by the Transferor, or make payment in other methods agreed by both parties.

第四条 股权转让的交割期限及方式
Clause 4                                Delivery Term and Method

此协议签署之日为股权转让基准日。
The Base Date of the Stock Transfer shall be the date of signing this Agreement.

第五条 转让方和?苋梅降脑鹑?/FONT>
Clause 5                                Obligations of the Transferor and Transferee

1.	转让方应负责且同意负责完成：
The Transferor shall be obligated and agreed to be obligated to complete:

转让方有义务积极配合受让方和公司并提供办理相关手续所必须的各类文件和证明材料。
The Transferor shall be proactive in assistant to the Transferee and the Company and provide all documents and supporting materials needed in order to complete the registration procedures.

2.	受让方应负责且同意完成：
The Transferee shall be obligated and agreed to be obligated to complete:

受让方有义务积极配合转让方和公司并提供办理相关手续所必须的各类文件和证明材料。
The Transferee shall be proactive in assistance to the Transferor and the Company and provide all documents and supporting materials needed in order to complete the registration procedures.

第六条 保证
Clause 6                                Guarantees

1.	转让方在此保证：
The Transferor hereby guarantees:

(1)	转让方有权订立并履行本协议；
The Transferor has the rights to sign and execute this agreement;

(2)	订立和履行本协议将不会造成转让方违反：
The signing and execution of this agreement will not cause the Transferor to violate any of the following:

A、	中国法律、法规和政府主管机关的有关规定；
The laws and regulations and other regulations set by government authorities of the People’s Republic of China;

B、	公司的章程、营业执照或其他有关的组织性文件；
The Company’s by-laws, business license or other relevant governance document;

(3)	在本协议签署之日，转让方是本次转让股权的合法持有人，享有与该等转让股权有关的全部权利并承担与该等股权相对应的有关义务，转让方有权将转让股权按本协议规定的条款转让给受让方。
On the signing date of this agreement, the Transferor is the legal owner of the shares being transferred, have all rights and obligations associated with the shares, and the Transferor has the rights to transfer the shares to the Transferee in accordance with this agreement.

(4)	在本协议签署日之后至本次股权转让完成的期间，转让方保证不会以其股东身份做出损害受让方和公司利益的行为。
During the period between the signing of this agreement and the completion of the Stock Transfer, the Transferor guarantees not to participate in any action that will cause harm to the Transferee or the Company’s interest as a shareholder of the Company.

2、受让方保证：
The Transferee hereby guarantees:

(1)	受让方为依法成立并合法存续的香港特别行政区公司，有权签订及履行本协议。
The Transferee, as a Company established and existing in accordance to the laws of Hong Kong SAR, has the rights to sign and execute this agreement;

(2)	受让方和转让方订立和履行本协议将不会造成受让方违反：
The signing and execution of this agreement will not cause the Transferee to be in violation of the following:

A、中国及香港法律、法规和政府主管机关的有关规定；
The laws and regulations, and other regulations set by government authorities of the People’s Republic of China and Hong Kong;

B、受让方的章程、营业执照或其他有关的组织性文件
The Company’s by-laws, business license or other relevant governance document

本条前述各方做出的承诺与保证是持续的，在本协议有效期内，该等承诺和保证将被视为重复做出（指明特定期限的除外），且不因本次股权转让的完成而失效。
The commitments and guarantees of the parties set forth in this clause is continuous, during the term of this agreement, these commitments and guarantees are regarded as repeating (other than specified exclusion periods), and shall not be terminated at the completion of this Stock Transfer.

第七条 保密
Clause 7 Confidentiality

各方均应对因本协议项之下股权转让而相互了解之各有关方面的商业秘密及其他文档资料采取严格的保密措施，未经相对各方许可，任何一方不得向任何本协议外的其他方透露。
Both parties should guard the trade secrets and other documentations learned and gathered from the understanding of this stock transfer agreement with strict securities measures to preserve confidentiality.  Neither party should disclose to others outside of this agreement without the permission of the other party.

第八条 违约责任
Clause 8 Breach of Contract

1.	本协议一经签订即对各方具有法律约束力。本协议任何一方未履行其在本协议中约定的应承担之任何义务，或违反其在本协议项下作出的任何声明、保证和承诺的，均视为违约。违约方应承担因其违约行为而给本协议其他方造成的全部实际损失。

This agreement once signed is legally binding to both parties. Any party to this agreement fails to perform its agreed upon obligations, or violate any statements made, guarantees, and warranties, are regarded as breach of contract.  Defaulting party shall bear all actual losses caused by its breach to the other party in this agreement.

2.	本协议未取得中华人民共和国商务部或主管审批部门的批准，各方互不负违约责任。
Both parties will not assume liabilities for the breach of contract, if this agreement does not obtain the approval from the Ministry of Commerce of the People’s Republic of China or from approving authorities.

第九条 协议的变更和解除
Clause 9 Modification and Termination of the Agreement

1.	如各方依据法律规定和本协议的约定，有权行使而没有行使自己的权利，不能视为是放弃自己的权利，也不能视为是对负有义务的对方的义务的免除，更不能排除其以后行使这一权利。
Based on legal provisions and the agreements set force in this agreement, that both parties have the ability to exercise but did not exercise their right cannot be regarded as giving up their right, or cannot be regarded as an exemption of its obligation to the other party, and definitely cannot be prohibited from exercising this right in the future.

2.	本协议的变更需经各方签订书面变更协议，否则无效。
Any modification to this agreement is subject to written Amendment signed by both parties, otherwise it is invalid.

3.	发生如下情形之一时，经各方协商可变更或解除本协议：
If one of the following situations occurs, this Agreement can be changed or terminated after consultations:

(1)	由于不可抗力，致使本协议无法履行。
   Force majeure results in inability to perform this agreement.

(2)	因情况发生变化，经当事人各方协商同意；和
Subject to situation change, all parties have reached the agreement after negotiations, and

(3)	本协议未能通过主管审批机关的批准。
This agreement failed to obtain the approval from approving authorities.

第十条	可分割性
Clause 10 Severability

如本协议任何约定被仲裁机构认定无效或经各方一致书面确认无法履行的，那么此类约定就无效且不被视为包含在本协议中，但这不会影响本协议其余任何条款的有效性。
If any provision of this Agreement is deemed to be invalid by the arbitration agency or confirmed to be unenforceable in writing by the parties, then such provision shall be invalid and will not be considered as part of the Agreement. However, the remainder of this Agreement will remain in full force and effect.

第十一条 适用法律及争议的解决
Clause 11 Applicable Law and Dispute Settlement

本协议的订立、效力、解释、履行和争议均适用中华人民共和国法律。因履行本协议所发生的或与本协议有关的一切争议，由各方友好协商解决；如各方未能通过友好协商解决争议，各方中的任何一方均可依法将争议提交中国国际经济仲裁委员会上海分会，按照其时有效的仲裁规则进行仲裁，仲裁裁决是终局的，且对各方均具有约束力。因仲裁而发生的一切费用，除非中国国际经济仲裁委员会上海分会的裁决另有规定，均由败诉方承担。
The establishment, validity, interpretation, implementation and dispute of this Agreement shall be governed by PRC laws. All disputes arising out of the implementation of this Agreement or related to this Agreement shall be resolved through friendly consultation among the parties; if the disputes are not resolved through mutual agreement, any party may submit the dispute to China International Economic Arbitration Shanghai Branch for arbitration in accordance with the effective rules. The Arbitration is final and binding on both parties. Unless the China International Economic Arbitration Commission Shanghai Branch otherwise provides, all cost incurred due to arbitration shall be paid by the losing party.

第十二条 生效
Clause 12: Effectiveness

1.	本协议须经过以下程序方能生效：
This Agreement shall take effect only after the following procedures have been executed:

(1)	甲方和乙方授权代表人签字；
Authorized representatives of Parties A and B have signed the Agreement;

(2)	新公司的《?鲁獭芬鸦竦弥谢嗣窆埠凸涛癫炕蛑鞴苌笈氐呐迹?/FONT>
The By-Law of the new company has been approved by Ministry of Commerce of the People’s Republic of China or other approving authorities;

(3)	本协议已获得主管部门的批准或核准
This Agreement has obtained permission or approval from approving authorities.

2.	各方应以谨慎态度保证自身行为符合中国及香港特别行政区法律、法规的有关规定，以使本次交易合法、有效地进行。

Every party shall perform discreetly in compliance with the applicable provisions of the laws and regulations of China and Hongkong Special Administrative Region to ensure this transaction to be executed validly and effectively.

第十三条 其他事项
Clause 13: Miscellaneous

1.	本协议签订后各方可就未尽事宜签订补充协议，该等补充协议为本协议不可分割的组成部分，与本协议具有同等法律效力。
After this Agreement is entered, Parties can enter amendment for the unaddressed matters. The amendment is an indispensable component of this Agreement and has the same legal force that this Agreement has.

2.	本协议书正本一式四份，各方各执一份，其余报送有关审批机关或者由公司留存，每份具有同等效力。
The Agreement has four identical original copies. Each party possesses one original copy. The rest original copy shall be submitted to applicable approving authorities or maintained by the company for record. Each original copy has the same legal force.

 [No text thereafter]

[Signature Page]

Party A (Transferor): the following 15 shareholders
Shareholder Name	Signature
Lingbo Chi	/s/Lingbo Chi
Nianzhang Zhao	/s/Nianzhang Zhao
Ping Wang	/s/Ping Wang
Jinfu Li	/s/Jinfu Li
Liqun Wang	/s/Liqun Wang
Zhigang Zhang	/s/Zhigang Zhang
Ruixiang Wang	/s/Ruixiang Wang
Fengren An	/s/Fengren An
Haiming Sun	/s/Haiming Sun
Hongzheng Xuan	/s/Hongzheng Xuan
Yumei Liu	/s/Yumei Liu
Tuijie An	/s/Tuijie An
Zhaoxiang Wu	/s/Zhaoxiang Wu
Zhiwu Yu	/s/Zhiwu Yu
Zuobing Wang	/s/Zuobing Wang

Party B (Transferee): China Ziyang Technology Co., Ltd. (“CZT”)

Signature: /s/Mau Nam Chan
Representative: Chan, Mau Nam